Exhibit 99.1

This Schedule 13G is filed by Assured Guaranty Ltd. pursuant to Rule 13d-1(b)(1)(ii)(G) as the ultimate parent of the following entities, each of which is a direct or indirect subsidiary of Assured Guaranty Ltd.

AG Asset Strategies LLC

State of Formation: Delaware

Address: 1633 Broadway, 23rd Floor, New York, NY 10019

Item 3 Classification: Insurance Company

Assured Guaranty Inc.

State of Incorporation: Maryland

Address: 1633 Broadway, 23rd Floor, New York, NY 10019

Item 3 Classification: Insurance Company

Assured Guaranty Municipal Holdings Inc. *

State of Incorporation: New York

Address: 1633 Broadway, 23rd Floor, New York, NY 10019

Item 3 Classification: Parent Holding Company or Control Person

Assured Guaranty US Holdings Inc. **

State of Incorporation: Delaware

Address: 1633 Broadway, 23rd Floor, New York, NY 10019

Item 3 Classification: Parent Holding Company or Control Person

* As parent company, directly or indirectly, to Assured Guaranty Inc. and AG Asset Strategies LLC

** As parent company, directly or indirectly, to Assured Guaranty Municipal Holdings Inc., Assured Guaranty Inc. and AG Asset Strategies LLC.